EXHIBIT 99.1

Kaival Brands Innovations Group, Inc.

FOR IMMEDIATE RELEASE

Release Date: 06/27/22

Contact name: Brett Maas

Email address: brett@haydenir.com

Kaival Brands Gears Up for International Expansion with Leadership Changes

COO Eric Mosser will take helm of U.S. distributor for Bidi Vapor products; Niraj Patel to remain on Board of Directors

GRANT, FL, June 27, 2022 -- Kaival Brands Innovations Group, Inc. (NASDAQ: KAVL) (“Kaival Brands,” the “Company,” or “we”), the U.S. distributor of all products manufactured by Bidi Vapor, LLC (“Bidi Vapor”), which are intended for legal-age nicotine users, today announced that its Chief Executive Officer and founder, Nirajkumar Patel, will transition to Chief Science and Regulatory Officer. Eric Mosser, the Company’s current Chief Operating Officer, will become President and remain COO. Mr. Mosser will serve as the Company’s principal executive officer for purposes of its filings with the Securities and Exchange Commission. Mr. Patel will remain on the Board of Directors for Kaival Brands.

The management changes follow the Company’s recently announced international licensing agreement with a Philip Morris International (“PMI”) affiliate, Philip Morris Products S.A. (“PMPSA”) on June 13, 2022 (the “International Agreement”). The International Agreement grants to PMPSA a license of certain intellectual property rights relating to Bidi Vapor’s premium electronic nicotine delivery system (“ENDS”) device, the BIDI® Stick, in the U.S., as well as potentially newly developed devices, to permit PMPSA to manufacture, promote, sell, and distribute such ENDS device and newly developed devices, in international markets outside of the U.S.

“What Mr. Patel has accomplished, from initial concept to an international distribution agreement with Philip Morris is extraordinary,” stated Eric Mosser, President and Chief Operating Officer. “With unwavering belief and integrity, he established himself as a true visionary within the vaping category. Mr. Patel has been both inventor and salesman, developing a product and everything that goes around it to make it successful. We have grown from a no-name brand to the No. 1-selling self-contained disposable ENDS device in the U.S based on the Nielsen retail sales data for the 52-week period ending June 4, 2022, according to a recent Goldman Sachs’ Equity Research Report. We intend to scale what Mr. Patel has created into a new global brand and company. Management is dedicated to maintaining the core values of integrity, compliance and youth-access prevention that he instilled in the company. I am excited to take on the new leadership role within Kaival Brands and honored to continue Mr. Patel’s vision and create sustained growth of our brand in the United States and also now internationally through our agreement with PMPSA.”

The transition will allow Mr. Patel to focus on developing new products and expanding the Bidi Vapor product portfolio, which is directly related to the new agreement with PMPSA, and allow Mr. Mosser to focus on expanding sales distribution channels and increasing the revenues and profits of Kaival Brand.

“My passion for the business is in creating, designing, and delivering new products for adult tobacco users to the market,” Mr. Patel said. “Mr. Mosser understands the core values, mission and goals of the Company, and I am confident he will take Kaival Brands to new levels.”

The management changes are effective immediately, with roles and responsibilities to transfer over the coming weeks.

Preferred Stock Conversion

On June 24, 2022, Kaival Holdings, LLC (“KH”), the Company’s controlling stockholder, and an entity owned and controlled by Mr. Patel and Mr. Mosser, exercised its right to convert its 3,000,000 shares of Series A Restricted Preferred Stock into 25,000,000 shares of the Company’s Restricted Common Stock. The Board, after reviewing and discussing KH’s desire to convert the Series A Preferred Stock prior to November 1, 2023, determined that there exists a justifiable reason for allowing the early conversion of the Series A Preferred Stock, namely the occurrence of the entry into the international licensing agreement with PMPSA, and approved the early conversion.

ABOUT BIDI VAPOR

Based in Melbourne, Florida, Bidi Vapor maintains a commitment to responsible adult-focused marketing, strict youth access prevention measures and age-verification standards, as well as sustainability through its BIDI® Cares recycling program. Bidi Vapor’s device, the BIDI® Stick, is a premium product made with high-quality components, a UL-certified battery and technology designed to deliver a consistent vaping experience for adult smokers 21 and over. Bidi Vapor is also adamant about strict compliance with all federal, state, and local guidelines and regulations. At Bidi Vapor, innovation is key to its mission, with the BIDI® Stick promoting environmental sustainability, while providing a unique vaping experience to adult smokers.

For more information, visit www.bidivapor.com

ABOUT KAIVAL BRANDS

Based in Grant, Florida, Kaival Brands Innovations Group, Inc., is a company focused on growing and incubating innovative and profitable products into mature and dominant brands in their respective markets. Our vision is to develop internally, acquire, own, or exclusively distribute these innovative products and grow each into dominant market-share brands with superior quality and recognizable innovation. Kaival Brands and Philip Morris Products S.A. are the exclusive global distributors of products manufactured by Bidi Vapor.

Learn more about Kaival Brands at www.ir.kaivalbrands.com

Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of federal securities laws, which are statements other than historical facts that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will,” and similar words. All forward-looking statements speak only as of the date of this press release. Although we believe that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such statements. Our business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect results, and are often beyond our control. Factors that could cause or contribute to such differences include, but are not limited to, the success of our agreement with PMPSA, how quickly international markets adopt our product, the timing and results of Bidi Vapor’s appeal of the FDA’s PMTA denials for its non-tobacco flavored ENDS products; the scope of future FDA enforcement of regulations in the ENDS industry; the FDA’s approach to the regulation of synthetic nicotine and its impact on our business; potential federal and state flavor bans and other restrictions on ENDS products; the duration and scope of the COVID-19 pandemic and impact on the demand for the products we distribute; the actions governments, businesses, and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that we could take to reduce operating costs; our inability to generate and sustain profitable sales growth, including sales growth in the international markets; circumstances or developments that may make us unable to implement or realize anticipated benefits, or that may increase the costs, of our current and planned business initiatives; changes in government regulation or laws that affect our business; significant changes in our relationships with our distributors or sub-distributors; and those factors detailed by us in our public filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Except as required under the federal securities laws and the Securities and Exchange Commission’s rules and regulations, we do not have any intention or obligation to update any forward-looking statements publicly, whether as a result of new information, future events, or otherwise.

Contact:

Brett Maas

brett@haydenir.com